SUPPLEMENTAL INDENTURE THIS SUPPLEMENTAL INDENTURE dated as of October 31, 2018 is made by and among The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as Trustee (herein, together with its successors in interest, the “Trustee”), The First Bancshares, Inc., a Mississippi corporation (the “Successor Company”), and FMB Banking Corporation, a Florida corporation (the “Company”), under the Indenture referred to below (the “Supplemental Indenture”). NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company and the Successor Company hereby agree as follows: PRELIMINARY STATEMENTS The Trustee and the Company are parties to that certain Junior Subordinated Indenture dated as of November 24, 2003 (the “Indenture”), pursuant to which the Company issued $6,186,000 of its Floating Rate Junior Subordinated Notes due 2033 (the “Securities”). As permitted by the terms of the Indenture, the Company, simultaneously with the effectiveness of this Supplemental Indenture, shall merge (referred to herein for purposes of Article VIII of the Indenture as the “Merger”) with and into the Successor Company with the Successor Company as the surviving corporation. The parties hereto are entering into this Supplemental Indenture pursuant to, and in accordance with, Articles VIII and IX of the Indenture. SECTION 1. Definitions. All capitalized terms used herein that are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires. SECTION 2. Interpretation. (a) In this Supplemental Indenture, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any gender includes the other gender; (iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Section or other subdivision; (iv) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Supplemental Indenture or the Indenture; (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor; (vi) reference to any Section means such Section of this Supplemental Indenture; and (vii) the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. (b) No provision in this Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision. SECTION 3. Assumption of Obligations. (a) Pursuant to, and in compliance and accordance with, Section 8.1 and Section 8.2 of the Indenture, the Successor Company hereby expressly assumes the due and punctual payment of the principal of and any premium and interest (including any Additional Interest, if any) on all of the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. (b) Pursuant to, and in compliance and accordance with, Section 8.2 of the Indenture, the Successor Company succeeds to, and is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had originally been named in the Indenture as the Company. (c) The Successor Company also succeeds to and is substituted for the Company with the same effect as if the Successor Company had originally been named in (i) the Amended and Restated Declaration of Trust of the Trust, dated as of November 24, 2003 (the “Trust Agreement”), as Depositor and Common Security Holder (as defined in the Trust Agreement) and (ii) the Guarantee Agreement, dated as of November 24, 2003 (the “Guarantee”), as Guarantor (as defined in the Guarantee).

SECTION 4. Representations and Warranties. The Successor Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this Supplemental Indenture and to perform the Indenture, (b) that it is the successor of the Company pursuant to the Merger effected in accordance with applicable law, (c) that it is a corporation organized and existing under the laws of Mississippi, (d) that immediately after giving effect to the Merger and this Supplemental Indenture, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing and (e) that this Supplemental Indenture is executed and delivered pursuant to Article VIII and Section 9.1(a) of the Indenture and does not require the consent of the Holders. SECTION 5. Conditions of Effectiveness. This Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that: (a) the Trustee shall have executed a counterpart of this Supplemental Indenture and shall have received one or more counterparts of this Supplemental Indenture executed by the Successor Company and the Company; (b) the Trustee shall have received an Officers’ Certificate stating that (i) the Merger and this Supplemental Indenture comply with the requirements of Article VIII of the Indenture; and (ii) in the opinion of the signers, all conditions precedent provided for in the Indenture relating to the Merger and the execution and delivery of this Supplemental Indenture have been complied with and met; (c) the Trustee shall have received an Opinion of Counsel to the effect that (i) the Merger and this Supplemental Indenture comply with the requirements of Article VIII of the Indenture; and (ii) in the opinion of the signer, all conditions precedent provided for in the Indenture relating to the Merger and the execution and delivery of this Supplemental Indenture have been complied with and met; and (d) the Successor Company and the Company shall have duly executed and filed with the Secretary of the State of the State of Mississippi Articles of Merger in connection with the Merger and shall have duly executed and filed with the Secretary of State of the State of Florida Articles of Merger. SECTION 6. Reference to the Indenture. (a) Upon the effectiveness of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

(b) Upon the effectiveness of this Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby. (c) The Indenture, as amended and supplemented hereby shall remain in full force and effect and is hereby ratified and confirmed. SECTION 7. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. SECTION 8. Governing Law; Binding Effect. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns. SECTION 9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof. SECTION 10. Notice. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Supplemental Indenture to be made upon, given or furnished to, or filed with, the Successor Company by the Trustee, any Holder or any holder of the Securities shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prefixed to the Successor Company addressed to it at the following address: The First Bancshares, Inc. 6480 U.S. Hwy, 98 West Hattiesburg, Mississippi 39402 Attention: M. Ray Cole, Jr. SECTION 11. Counterparts and Electronic Signatures. This Supplemental Indenture may be delivered by facsimile and may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Supplemental Indenture and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of a copy of this Supplemental Indenture or any other document required to be delivered hereby or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall have the same effect as physical delivery of

2 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above. THE FIRST BANCSHARES, INC. By: ________________________________ Name: M. Ray Cole, Jr. Title: President and Chief Executive Officer FMB BANKING CORPORATION By: _________________________________________ Name: F Wilson Carraway, III Title: Chairman and Chief Executive Officer THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee By: Name: Title: